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                                                                   EXHIBIT 99.14


     THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") NOR QUALIFIED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED, (THE "CALIFORNIA SECURITIES LAW"). THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT AND THE SECURITIES LAW. THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH THE CALIFORNIA SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION AND COMPLIANCE ARE NOT REQUIRED.

                                                             Warrant to Purchase
                                                               350,000 Shares of
                                                                    Common Stock
                                                             As Herein Described

                      WARRANT TO PURCHASE COMMON STOCK OF

                         INTERPLAY ENTERTAINMENT CORP.

     This is to certify that, for value received, Titus Interactive SA, or a proper assignee (in each case, the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Interplay Entertainment Corp., a Delaware corporation (the "Company"), having its principal place of business at 16815 Von Karman Avenue, Irvine, California 92606, at any time during the period from the date hereof (the "Commencement Date") to 5:00 p.m., California time, on April 14, 2010 (the "Expiration Date") at which time this Warrant shall expire and become void, Three Hundred Fifty Thousand (350,000) shares ("Warrant Shares") of the Company's Common Stock (the "Common Stock"). This Warrant shall be exercisable at Three and 79/100 Dollars ($3.79) per share (the "Exercise Price"). The number of shares of Common Stock to be received upon exercise of this Warrant and the Exercise price shall be adjusted from time to time as set forth below. This Warrant also is subject to the following terms and conditions:

     1.   Exercise and Payment.
          --------------------

               (a) This Warrant may be exercised in whole or in part at any time from and after the date hereof and before the Expiration Date, but if such date is a day on which federal or state chartered banking institutions located in the State of California are authorized to close, then on the next succeeding day on which such institutions are open. Exercise shall be by presentation and surrender to the Company at its principal office, or at the office of any transfer agent designated by the Company, of (i) this Warrant, (ii) the attached exercise form properly executed, and (iii) either (A) a certified or official bank check or wire payment for the Exercise Price for the number of Warrant Shares specified in the exercise form; or (B) other securities of the Company owned by the Holder and having a fair market value determined as set forth in
Section 3 hereof equal to the Exercise Price for the number of Warrant Shares specified in the exercise form; (C) a written notice
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to the Company that the Holder is exercising the Warrant (or a portion thereof)
and authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of the Warrant having a fair market value determined as set forth in Section 3 hereof equal to the Exercise Price for the number of Warrant Shares specified in the exercise form; or (D) any combination of the consideration specified in the foregoing clauses (A), (B) and
(C). If this Warrant is exercised in part only, the Company or its transfer agent shall, upon surrender of the Warrant, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remaining number of Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant in proper form for exercise, accompanied by payment as aforesaid, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

               (b) Conditions to Exercise.  The restrictions in Section 7 shall
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apply, to the extent applicable by their terms, to any exercise of this Warrant permitted by this Section 1.

     2.   Reservation of Shares.  The Company shall, at all times until the
          ---------------------
expiration of this Warrant, reserve for issuance and delivery upon exercise of this Warrant the number of Warrant Shares which shall be required for issuance and delivery upon exercise of this Warrant.

     3.   Fractional Interests.  The Company shall not issue any fractional
          --------------------
shares or script representing fractional shares upon the exercise of this Warrant. With respect to any fraction of a share resulting from the exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current fair market value per share of Common Stock, determined as follows:

               (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or is listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the current fair market value shall be the last reported sale price of the Common Stock on such exchange or NASDAQ on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or NASDAQ;

               (b) If the Common Stock is not so listed or admitted to unlisted trading privileges or quoted on NASDAQ, the current fair market value shall be the mean of the last bid and asked prices reported on the last business day prior to the date of the exercise of this Warrant (i) by NASDAQ, or (ii) if reports are unavailable under clause (i) above, by the National Quotation Bureau Incorporated; or

               (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current fair market value shall be an amount, not less than book value, determined by the mutual agreement of the Company's Board of Directors and the Holder, in good faith.

     4.   No Rights as Shareholders.  This Warrant shall not entitle the Holder
          -------------------------
to any rights as a shareholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

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     5.   Adjustments in Number and Exercise Prices of Warrant Shares.
          -----------------------------------------------------------

          5.1 If the Company is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of shares of Common Stock for which this Warrant may be exercised shall be increased or reduced, as of the record date for such recapitalization in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the exercise price shall be adjusted so that the aggregate amount payable for the purchase of all of the Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

          5.2 In the event of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or in the event of any consolidation or merger of the Company with another entity after which the Company is not the surviving entity, at any time prior to the expiration of this Warrant, upon subsequent exercise of this Warrant the Holder shall have the right to receive the same kind and number of shares of Common Stock and other securities, cash or other property as would have been distributed to the Holder upon such reorganization, reclassification, consolidation or merger had the Holder exercised this Warrant immediately prior to such reorganization, reclassification, consolidation or merger, appropriately adjusted for any subsequent event described in this
Section 5. The Holder shall pay upon such exercise the Exercise Price that otherwise would have been payable pursuant to the terms of this Warrant. If any such reorganization, reclassification, consolidation or merger results in a cash distribution in excess of the then applicable Exercise Price, the holder may, at the Holder's option exercise this Warrant without making payment of the Exercise Price, and in such case the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full, and in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder. In the event of any such reorganization, merger or consolidation, the corporation formed by such consolidation or merger or the corporation which shall have acquired the assets of the Company shall execute and deliver a supplement hereto to the foregoing effect, which supplement shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Warrant.

          5.3 If the Company shall, at any time before the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the Holder shall have the right to receive upon exercise of this Warrant, in lieu of the shares of Common Stock of the Company that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such Common Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Exercise Price provided by this Warrant, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder.

          5.4 Whenever the number of Warrant Shares or Exercise Price shall be adjusted as required by the provisions of this Section 5, the Company forthwith shall file in the custody of its

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secretary or an assistant secretary, at its principal office, an officer's certificate showing the adjusted number of Warrant Shares and Exercise Price and setting forth in reasonable detail the circumstances requiring the adjustment. Each such officer's certificate shall be made available at all reasonable times during reasonable hours for inspection by the Holder.

          5.5 If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions or definition (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors in its reasonable judgment shall make an appropriate adjustment in the number of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrant.

     6.   Notices to Holder.  So long as this Warrant shall be outstanding (a)
          -----------------
if the Company shall pay any dividends or make any distribution upon the Common Stock or (b) if the Company shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any similar rights or (c) if there shall be any capital reorganization of the Company in which the Company is not the surviving entity, recapitalization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company, then in such event, the Company shall cause to be mailed to the Holder, at least thirty days prior to the relevant date described below (or such shorter period as is reasonably possible if thirty days is not reasonably possible), a notice containing a description of the proposed action and stating the date or expected date on which a record of the Company's shareholders is to be taken for the purpose of any such dividend, distribution of rights, or such reclassification, reorganization, consolidation, merger, conveyance, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

     7.   Transfer, Exercise, Exchange, Assignment or Loss of Warrant, Warrant
          --------------------------------------------------------------------
Shares or Other Securities.
--------------------------

          7.1 This Warrant and the Warrant Shares or any other securities ("Other Securities") received upon exercise of this Warrant shall be subject to restrictions on transferability until registered under the Securities Act of 1933, as amended (the "Securities Act"), unless an exemption from registration is available. Until this Warrant and the Warrant Shares or Other Securities are so registered, this Warrant and any certificate for Warrant Shares or Other Securities issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, stating that this Warrant, the Warrant Shares or Other Securities may not be sold, transferred or otherwise disposed of unless, in the opinion of counsel satisfactory to the Company, which may be counsel to the Company, that the Warrant, the Warrant Shares or Other Securities may be transferred without such registration. This Warrant and the Warrant Shares or Other Securities may also be subject to restrictions on transferability under applicable state securities or blue sky laws.

          7.2 Until this Warrant, the Warrant Shares or Other Securities are registered under the Securities Act, the Company may require, as a condition of transfer of this Warrant, the

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Warrant Shares, or Other Securities that the transferee (who may be the Holder in the case of an exercise or exchange) represent that the securities being transferred are being acquired for investment purposes and for the transferee's own account and not with a view to or for sale in connection with any distribution of the security. The Company may also require that transferee provide written information adequate to establish that the transferee is an "accredited investor" within the meaning of Regulation D issued under the Securities Act, a purchaser meeting the requirements of Section 25102(f) of the Securities Law, or otherwise meets all qualifications necessary to comply with exemptions to the Securities Act and Securities Laws, all as determined by counsel to the Company.

          7.3 Any transfer permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office or to the Transfer Agent at its offices with a duly executed request to transfer the Warrant, which shall provide adequate information to effect such transfer and shall be accompanied by funds sufficient to pay any transfer taxes applicable. Upon satisfaction of all transfer conditions, the Company or Transfer Agent shall, without charge, execute and deliver a new Warrant in the name of the transferee named in such transfer request, and this Warrant promptly shall be cancelled.

          7.4 Upon receipt by the Company of evidence satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of reasonable satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver, or instruct the Transfer Agent to execute and deliver, a new Warrant of like tenor and date, and any such lost, stolen or destroyed Warrant thereupon shall become void.

          7.5 Each Holder of this Warrant, the Warrant Shares and any Other Securities shall indemnify and hold harmless the Company, its directors and officers, and each other person, if any, who controls the Company, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or any such person may become subject under the Securities Act, Securities Law or any statute or common law, to the extent that such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon the disposition by such Holder of the Warrant, the Warrant Shares or Other Securities in violation of this Warrant.

          7.6 The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. Each share of Common Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

          7.7 Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

     8.   No Impairment.  The Company will not, by amendment of its Certificate
          -------------
of Incorporation or otherwise, avoid or seek to avoid the observance or performance of any of the terms

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of this Warrant, but will at all times, in good faith, take all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

     9.   Notices.  All notices and other communications required or permitted
          -------
hereunder shall be in writing and shall be deemed effectively given upon personal delivery or facsimile transmission to the party to be notified, or one
(1) day after deposit with a nationally recognized overnight delivery service, all delivery charges paid, or three (3) days after deposit with the United States mail, by registered or certified mail, postage prepaid, in any such case addressed (a) if to Holder, at the address of Holder appearing on the records of the Company, or at such other address as Holder shall have furnished to the Company in writing in accordance with this Section 9, or (b) if to the Company, at its principal office set forth above, or any other address which the Company shall have furnished to Holder in writing in accordance with this Section 9.

     10.  Amendment. Any provision of this Warrant may be amended or the
          ---------
observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

     11.  Governing Law.  This Warrant shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware.

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     IN WITNESS WHEREOF, the Company has executed this Warrant as of April 14,
2000.

                                  Interplay Entertainment Corp.

                                  By: /s/ Brian Fargo
                                      ---------------
                                      Brian Fargo
                                      Chief Executive Officer

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                                                                         Annex A
                                                                         -------
                               [FORM OF EXERCISE]

                   (To be executed upon exercise of Warrant)

          The undersigned hereby irrevocably elects to exercise the right,

represented by this Warrant Certificate, to purchase ________ shares of Common

Stock and herewith tenders payment for such shares of Common Stock to the order of __________________ the amount of $__________ in accordance with the terms hereof.  The undersigned requests that a certificate for such shares of Common

Stock be registered in the name of _______________________________ whose address is ___________________________________.  If said number of shares of Common

Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the shares of Common Stock be registered in the name of

________________________________________ whose address is ___________________

_____________________________ and that such Warrant Certificate be delivered to

________________________, whose address is _________________________________.
                                           Dated:

                              Signature:________________________________________
                              (Signature must conform in all respects to name of holders as specified on the face of the Warrant Certificate.)


__________________________
(Insert Social Security or
Taxpayer Identification
Number of Holder.)